Skillz Inc. Code of Business Conduct and Ethics (as amended on November 26, 2024) 1. Introduction. As a public company, Skillz Inc. (and, along with its affiliates, “Skillz”) has a responsibility to ensure that its filings with the Securities and Exchange Commission (the “SEC”) and other public communications are timely and accurate, and that Skillz’s internal culture reflects its values of honor, mission, collaboration, productivity, willingness, frugality, and balance. Skillz expects each of its directors, officers, and employees to take this responsibility seriously and act in accordance with the highest standards of personal and professional integrity in all aspects of their work. In addition, our Board of Directors, Chief Executive Officer and other executive officers each have a special responsibility to adhere to these principles and to ensure that a similar culture of adherence to these principles exists throughout the organization as a whole. Because of these and other responsibilities, this Code Business Conduct and Ethics (the “Code”) has been adopted to: (a) promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (b) promote full, fair, accurate, timely and understandable disclosure in reports and documents that Skillz files with, or submits to, the SEC and in other public communications made by Skillz; (c) promote compliance with applicable governmental laws, rules and regulations; (d) promote the protection of Skillz assets, including corporate opportunities and confidential information; (e) promote fair dealing practices; (f) deter wrongdoing; and (g) ensure accountability for adherence to the Code. This Code defines the minimum standards of business conduct and business practices with which Skillz expects you to comply in your business relationship with and professional representation of Skillz. If applicable laws and regulations are more permissive than this Code, you are expected to comply with this Code. If applicable laws and regulations are more restrictive, you must always comply with those legal requirements. All directors, officers and employees are required to be familiar with the Code, comply with its provisions, demonstrate the highest ethical principles in all aspects of their work related to Skillz, and report any suspected violations as described below in Section 10. Skillz may change this Code at any time by posting a revised Code on Skillz’s website at https://investors.skillz.com/governance/governance-documents. As such, Skillz’s website should be monitored by all directors, officers, and employees regularly for changes to this Code. 2. Honest and Ethical Conduct. Skillz’s first fundamental value of honor aligns with its policy to promote high standards of integrity by conducting its affairs honestly and ethically. Each director, officer and employee must act with integrity and observe the highest ethical standards of business conduct in their dealings with Skillz customers, suppliers, partners, service providers, competitors, employees and anyone else with whom they have contact with in the course of performing their job. This includes the ethical handling of actual or apparent conflicts of interest (addressed in further detail in Section 3) between personal and professional relationships. At a minimum, each director, officer, and employee is expected to act with integrity by being honest and ethical while still maintaining the confidentiality of information where required or consistent with Skillz policies; by observing both the form and spirit of laws and governmental rules and regulations and accounting standards; and by adhering to a high standard of business ethics. 3. Conflicts of Interest. A conflict of interest occurs when an individual's private interest (or the interest of a member of his or her family) interferes, or even appears to interfere, with the interests of Skillz as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family) takes actions or has interests that may make it difficult to perform his or her work for Skillz objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family) receives improper personal benefits as a result of his or her position at Skillz. For example, Loans by Skillz to, or guarantees by Skillz of obligations of, employees or their family members are of special concern and could constitute improper personal benefits to the recipients of such loans or guarantees, depending on the facts and circumstances. Loans by Skillz to, or guarantees by Skillz of obligations of, any director, executive officer, or their family members are expressly prohibited. Interests in other companies, including potential competitors and suppliers, that are purely for passive investment purposes, are not significant to the individual and do not include involvement in the management of the other entity are not considered conflicts unless otherwise determined by our board of directors. In addition, where an otherwise questionable relationship is disclosed to the Skillz board of directors and any necessary action is taken to ensure there will be no effect on Skillz, such relationship is not considered conflicts unless otherwise determined by our board of directors. Fidelity or service to Skillz should never be subordinated to or dependent on personal gain or advantage. Conflicts of interest should, whenever possible, be avoided. In most cases, anything that would constitute a conflict for a director, officer or employee also would present a conflict if it is related to a member of his or her family. Whether or not a conflict of interest exists or will exist can be unclear. Persons other than directors and executive officers who have questions about a potential conflict of interest or who become aware of an actual or potential conflict should discuss the matter with, and seek a determination and prior authorization or approval from, their manager or the Head of Corporate and Securities. A manager may not authorize or approve conflict of interest matters or make determinations as to whether a problematic conflict of interest exists without first providing the Head of Corporate and Securities with a written description of the activity and seeking the Head of Corporate and Securities' written approval. If the manager is himself or herself involved in the potential or actual conflict, the matter should instead be discussed directly with the Head of Corporate and Securities. Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Audit Committee. 4. Compliance. Directors, officers and employees should comply, both in letter and spirit, with all applicable laws, rules and regulations in the cities, states and countries in which Skillz operates. It is the personal responsibility of each director, officer and employee to adhere to the standards and restrictions imposed by those laws, rules, and regulations in the performance of their duties for Skillz, including those relating to accounting, auditing, insider trading, and laws governing securities transactions. No director, officer or employee may purchase or sell any Skillz securities while in possession of material nonpublic information regarding Skillz, nor may any director, officer or employee purchase or sell another company's securities while in possession of material nonpublic information regarding that company. It is against Skillz policies and illegal for any director, officer or employee to use material nonpublic information regarding Skillz or any other company to obtain profit for himself or herself, or directly or indirectly "tip" others who might make an investment decision on the basis of that information. These restrictions also apply to family members, friends and associates. If you are uncertain about the legal rules involving your communication, purchase, or sale of any Skillz securities or any securities in companies that you are familiar with by virtue of your work for Skillz, you should consult with the Skillz Legal Department before making any such communication, purchase or sale. 5. Disclosure. Skillz’s periodic reports and other documents filed with the SEC, including all financial statements and other financial information, must comply with applicable federal securities laws and SEC rules. Each director, officer and employee who contributes in any way to the preparation or verification of Skillz’s financial statements and other financial information must ensure that Skillz’s books, records and accounts are accurately maintained, and is required to be familiar and comply with Skillz’s disclosure controls and procedures, and its internal control over financial reporting, to the extent relevant to their area of responsibility. Each individual in this category must take all necessary steps to ensure that all filings with the SEC and all other public communications about the financial and business condition of Skillz provide full, fair, accurate, timely and understandable disclosure. Finally, each director, officer and employee who is involved in Skillz’s disclosure process must cooperate fully with Skillz’s accounting and internal audit departments, as well as Skillz’s independent public accountants and counsel. 6. Protection and Proper Use of Skillz Assets. All directors, officers and employees should protect Skillz assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on Skillz’s profitability and are prohibited. All Skillz assets should be used only for legitimate business purposes. Any suspected incident of fraud or theft should be reported for investigation immediately.

The obligation to protect Skillz assets includes Skillz proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business and marketing plans, engineering ideas, designs, databases, records and any nonpublic financial data or reports. Unauthorized use or distribution of this information is expressly prohibited and could also be illegal and result in civil or criminal penalties. An important element of such protection is maintaining the confidentiality of Skillz’ confidential information and other proprietary information. You must not reproduce copyrighted software, documentation, or other materials unless you are properly authorized to do so. You must observe applicable data privacy requirements. When you market directly to an end user, you must ensure the appropriate license and product terms are provided to the end user in a format sufficient to create an enforceable agreement under applicable law (for example, certain countries require contracting in hard copy format) before the sale to the end user is finalized. 7. Corporate Opportunities. All directors, officers and employees owe a duty to Skillz to advance its interests when the opportunity arises. Directors, officers and employees are prohibited from taking for themselves personally (or for the benefit of friends or family members) opportunities that are discovered through the use of Skillz assets, property, information or position. Directors, officers and employees may not use Skillz assets, property, information or position for personal gain (including gain of friends or family members). In addition, no director, officer or employee may compete with Skillz. 8. Confidentiality. Directors, officers and employees should maintain the confidentiality of information entrusted to them by Skillz or by its customers, suppliers or partners, except when disclosure is expressly authorized or is required or permitted by law. Confidential information includes all nonpublic information (regardless of its source) that might be of use to Skillz competitors or harmful to Skillz or its customers, suppliers or partners if disclosed. 9. Fair Dealing. Each director, officer and employee must deal fairly and ethically with Skillz customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job. No director, officer or employee may take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of facts or any other unfair dealing practice. Similarly, no director, officer, or employee should defame or disparage Skillz, make any unauthorized commitments on behalf of Skillz, or inappropriately implicate or involve Skillz in disputes with others. 10. Reporting.

All reports related to purported violations of this Code of Business Ethics will be investigated promptly, thoroughly and in accordance with the legal obligations set forth in this Code. Actions prohibited by this Code involving directors or executive officers must be reported to the Audit Committee. Actions prohibited by this Code involving anyone other than a director or executive officer must be reported to the reporting individual’s direct manager or the Head of Corporate and Securities. After receiving a report of an alleged prohibited action, the Audit Committee, the manager to whom the report was made, or the Head of Corporate and Securities must promptly take all appropriate actions necessary to investigate the allegations. Confidentiality is to be maintained to the fullest extent possible. Skillz does not tolerate acts of retaliation against any director, officer or employee who makes a good faith report of known or suspected acts of misconduct or other violations of this Code. 11. Enforcement. Skillz must ensure prompt and consistent action against violations of this Code, which includes failure to report potential violations by others. Every director, officer, and employee is obliged to fully cooperate with investigations and provide complete, accurate and truthful information. If, after investigating a report of an alleged prohibited action by a director or executive officer, the Audit Committee determines that a violation of this Code has occurred, the Audit Committee will report such determination to the Board of Directors. If, after investigating a report of an alleged prohibited action by any other person, the manager to whom the violation was reported or the Head of Corporate and Securities determines that a violation of this Code has occurred, that manager or Head of Corporate and Securities will report such determination to the General Counsel. Upon receipt of a determination that there has been a violation of this Code, the Board of Directors or the General Counsel will take such preventative or disciplinary action as it deems appropriate, including, but not limited to, reassignment, demotion, dismissal and, in the event of criminal conduct or other serious violations of the law, notification of appropriate governmental authorities. 12. Waivers. Waivers of this Code applicable to directors and executive officers must be approved by the Audit Committee of the Skillz Board of Directors and will be publicly disclosed as required by SEC and NYSE rules. Waivers of this Code to all other employees must be approved by Skillz’s General Counsel. 13. Gifts, Entertainment and Hospitality Policy To ensure fairness and prevent conflicts of interest in business relationships, Skillz has established guidelines for gifting, entertainment, and hospitality. These should always be reasonable and serve legitimate business purposes, such as meals or promotional items, while respecting local customs. The value of the gifts received, entertainment provided and/or hospitality received should not exceed $150.00 USD in the aggregate in any given calendar year. Cash, gift cards, vouchers, or gifts of excessive or personal value (such as luxury items) are strictly prohibited. Any gifts, entertainment, or hospitality that surpass the established value or appear inappropriate must be reported to Senior Leadership at Skillz and documented with People Operations within 48 hours of receipt thereof. Skillz may require the disgorgement or return of the benefits received, at the discretion of the Head of People Operations. Gifts, entertainment, and hospitality are considered reasonable if they meet all of the following conditions: (1) the total value must not exceed the limits set forth in this policy, (2) is infrequent and not part of a regular pattern, and (3) the acceptance does not imply or guarantee any business relationship with Skillz. If any one of these conditions are not met or are in doubt, it must be reported to People Operations for validation prior to acceptance. Any gifts, entertainment, or hospitality that fall outside the limitations outlined in this policy must be refused or returned, whenever possible. If returning or refusing the gift is not feasible, the recipient must promptly notify the Senior Leadership Team at Skillz and report the gift to People Operations within 48 hours of receipt. For gifts in the form of perishable items, such as food or consumables, they should be shared in a common area accessible to all employees. Failure to comply with this policy may result in disciplinary actions, including termination of employment. 14. Anti-Bribery and Anti-Corruption Policy Skillz is committed to upholding the highest standards of integrity and ensuring compliance with all relevant anti-bribery and anti-corruption laws. We enforce a strict zero-tolerance policy towards bribery in any form, which includes the offering, receiving, or solicitation of bribes - whether in the form of money, gifts, entertainment or other benefits - to influence business decisions. All business activities must be conducted transparently, honestly, and based on legitimate business purposes. Skillz also expects third-party vendors, consultants, and/or contractors to adhere to these same principles. Violations of this policy may lead to disciplinary action, including termination of employment and potential legal consequences.